Exhibit 99.1

PHOTOMEDEX, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON _________, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Jeffrey F. O'Donnell and Dennis M. McGrath, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of PhotoMedex, Inc. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at __________________ on ___day, _______, 2005 at __:00 a.m., Eastern time, and at any adjournment thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting, as follows:

☒ Please mark your votes as in this example.

1.	Proposal to approve the issuance of shares of common stock of PhotoMedex, Inc. pursuant to the Agreement and Plan of Merger dated as of December 1, 2004, by and among the Company, Gold Acquisition Corp., a wholly owned subsidiary of the Company, and ProCyte Corporation, as a result of which ProCyte Corporation will become a wholly owned subsidiary of the Company and each outstanding share of ProCyte Corporation common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.6622 shares of the Company's common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To adjourn the special meeting to another time or place for the purpose of soliciting additional proxies to approve the issuance of shares of PhotoMedex common stock pursuant to the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve an amendment to the PhotoMedex Amended and Restated 2000 Stock Option Plan to increase the number of shares of PhotoMedex common stock reserved for issuance thereunder from 3,350,000 to 4,350,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR both of the foregoing the proposals. This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR each of the foregoing proposals.

(Continued and to be signed on other side)

PLEASE, MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.

	DATE	______________, 2005
SIGNATURE

	DATE	______________, 2005
SIGNATURE IF HELD JOINTLY

Note: This proxy should be dated and signed by the stockholder exactly as his or her name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person